Exhibit 7 to Amendment No. 5

                                  SCHEDULE 13D

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of Amendment No. 5 to the Schedule 13D to which this Agreement is an Exhibit, and agree that this Agreement to be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 18th day of February, 1997.

                                         BRITISH AEROSPACE PUBLIC
                                         LIMITED COMPANY

                                         By: /s/ DAVID S. PARKES
                                             ----------------------------------
                                               Name: David S. Parkes
                                               Title: Assistant Secretary

                                         BRITISH AEROSPACE HOLDINGS, INC.


                                         By: /s/ CHARLES E. GABA
                                             ----------------------------------
                                              Name: Charles E. Gaba
                                              Title: Vice President, General
                                                     Counsel and Secretary

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